Exhibit 10.1

July 9, 2025

Siddharth Manjeshwar
AdvanSix Inc.
300 Kimball Drive, Suite 101
Parsippany, NJ 07054

Re: Employment Separation Agreement and Release

Mr. Manjeshwar,

This Employment Separation Agreement and Release ("Agreement") confirms our mutual understanding regarding your rights and benefits incident to your termination of employment with AdvanSix Inc., its predecessor companies, affiliates, subsidiaries and business units, past and present (“AdvanSix” or the “Company”). By signing this Agreement, you hereby acknowledge and agree that the benefits outlined in this letter are in full satisfaction of all rights to termination or severance-related benefits for which you may have been eligible or may claim to be eligible under any agreement or promise, whether written or oral, express or implied, or any Company-sponsored severance plan or program, including the Executive Severance Pay Plan of AdvanSix Inc. (“Executive Severance Plan”), and that you are not entitled to any termination or severance-related benefits except as provided in Section 2 below.

SECTION 1. Cessation of Employment Relationship.
(a)You will cease to serve as Senior Vice President and Chief Financial Officer, and as an officer of the Company, effective July 9, 2025 (“Separation Date”). Effective on the Separation Date, your employment with the Company will automatically terminate without the need for any further action by the Company, you or any other party.
(b)Effective as of the Separation Date, you hereby resign from all positions, offices and directorships with the Company.

SECTION 2. Payment Obligations.
(a)Payment for Accrued Salary, Benefits, Etc. Following the Separation Date, you will be entitled to receive from the Company a cash payment equal to any accrued and unpaid compensation for your period of employment through the Separation Date and will be paid any vested and accrued but not yet paid amounts due under the terms and conditions of the Company’s 401(k) Plan, and any other employee benefit plans in accordance with the terms of such plan and applicable law. You will also continue to participate in the health plans in which you currently participate through the end of the month in which the Separation Date occurs. Following the Separation Date, you may elect to continue medical, dental and vision plan coverage in accordance with the provisions of the Consolidated Omnibus Budget Reconciliation Act at your own expense.
(b)Severance. You and the Company agree that your separation from employment with the Company will be treated as a Covered Termination pursuant to the Executive Severance Plan, provided that your employment is not terminated by the Company for Cause (as defined in the Executive Severance Plan) prior to the Separation Date. As a result of your Covered Termination, the Company will pay you a lump sum cash payment of $591,623.29 (representing an amount equal to one (1) times the sum of your Base Salary plus your Prior Year Bonus (as each such term is defined in the Executive Severance Plan), less the payback of $25,000 (representing your sign-on cash bonus given your separation from the Company occurred within two years of your start date with AdvanSix), payable within 30 days after the Separation Date, subject to Sections 3 and 5(f) below.

For the avoidance of doubt, effective as of the date of this Agreement, you are not entitled to: (i) any future Company long-term equity incentive awards; (ii) payment of any award under the AdvanSix Inc. Short-Term Incentive Plan (“STIP”) for the 2025 plan year; or (iii) payment of any amounts in connection with vacation or paid time off. In accordance with the terms of the applicable award agreements, any unvested restricted stock unit awards, performance stock unit awards and stock option awards that you hold as of the Separation Date will be immediately forfeited effective as of the Separation Date.

SECTION 3. Waiver and Release.

Notwithstanding any other provisions of this Agreement to the contrary, this Agreement will not become effective, and neither the Company nor you will have any rights or obligations under this Agreement, including the payments, benefits, vesting and other rights provided to you under Section 2(b) of this Agreement, unless and until the Executive General Release attached as Exhibit A hereto and made a part hereof (the “Release”) becomes effective pursuant to its terms.
SECTION 4. Post-Employment Covenants.

(a)Non-Competition, Confidentiality, Cooperation, Other Covenants. You hereby acknowledge, agree to, and will satisfy in full each of your covenants, restrictions, obligations and agreements set forth in your Noncompete Agreement for Senior Executives, dated September 12, 2024 (“Noncompete Agreement”) attached as Exhibit B hereto; your Employee Agreement Relating to Trade Secrets, Proprietary and Confidential Information, dated September 11, 2024 (“Trade Secrets Agreement”) attached as Exhibit C hereto; the equity award agreements between you and the Company evidencing your restricted stock unit and performance stock unit awards under the 2016 Stock Incentive Plan of AdvanSix Inc. and its Affiliates, as Amended and Restated (“Grant Agreements”); and the Executive Severance Plan, all of which are hereby incorporated into this Agreement by reference as if fully set forth in this Agreement (“Post-Separation Covenants”).

Notwithstanding anything in the Executive Severance Plan to the contrary and in addition to any rights that the Company may have under Section 6 thereof and the Release and other agreements contemplated in the Executive Severance Plan, the Plan Administrator (as defined in the Executive Severance Plan) reserves the right in its sole and absolute discretion to cancel all benefits thereunder in the event a Participant (as defined in the Executive Severance Plan) engages in any activity that the Plan Administrator (as defined in the Executive Severance Plan) considers detrimental to the Company’s interests, as determined by the Plan Administrator, General Counsel or Chief Human Resources Officer, or their delegees. Activities that are considered detrimental to the Company’s interests include, but are not limited to: (i) any effort on the part of a Participant, either directly or indirectly, to recruit or solicit employees of the Company for employment with another company without the written approval of AdvanSix; (ii) any effort on the part of the Participant, either directly or indirectly, to recruit or solicit customers of AdvanSix for any purpose contrary to the interests of the Company; (iii) the disclosure of any Company confidential or proprietary information, or the breach of any obligations under the Participant’s agreements relating to intellectual property or confidential information; (iv) any intentional misconduct substantially damaging to the property or business of the Company; (v) the commission of a fraud or misappropriation of any property, proprietary information, intellectual property or trade secrets of the Company for personal gain or for the benefit of another party; (vi) knowingly making false or misleading statements about the Company or its products, officers or employees to competitors or customers or potential customers of the Company, or to current or former employees of the Company; (vii) a Participant, who is a former employee of the Company, holding himself or herself out as an active employee of the Company; or (viii) breaching any terms of the Release.

During the period in which Post-Separation Covenants are in effect, you may seek written consent from the Company’s CEO to assume a position with another company or entity that otherwise would be in violation of one or more of the Post-Separation Covenants, which written consent will be provided in the CEO’s sole and absolute discretion.

You agree that the Post-Separation Covenants are fair and reasonable and are an essential element of the payments, rights and benefits provided to you as contemplated by this Agreement, and but for your agreement to comply with the Post-Separation Covenants, the Company would not provide such payments, rights and benefits to you. Section 4 of this Agreement shall in all respects be subject to Paragraph 9 of the Release.

(b)    Confidential and Proprietary Information. You acknowledge that in connection with your employment, you have had access to information of a nature not generally disclosed to the public. You agree to keep confidential and not disclose to anyone, unless legally compelled to do so, confidential and proprietary information which includes but is not limited to all Company business and strategic plans, financial details, computer programs, manuals, contracts, current and prospective client and supplier lists, and developments owned, possessed or controlled by the Company, regardless of whether possessed or developed by you in the course of your employment (“Confidential and Proprietary Information”). Such Confidential and Proprietary Information may or may not be designated as confidential or proprietary and may be oral, written or electronic media. “Confidential and Proprietary Information” does not include information that (a) was already publicly known at the time of disclosure to you; (b) subsequently becomes publicly known other than through disclosure by you; or (c) is generally known within the industry. You understand that Confidential and Proprietary Information is owned and will continue to be owned solely by the Company. You agree that you have not and will not disclose, directly or indirectly, in whole or in part, any Confidential and Proprietary Information except as may be required to respond to a court order, subpoena, or other legal process. In the event you receive a court order, subpoena, or notice of other legal process requiring the disclosure of any information concerning the Company, including but not limited to Confidential and Proprietary Information, to the extent permitted by law, you will give the Company notice of such process within 48 hours of receipt, in order to provide the Company with the opportunity to seek the preclusion of the disclosure of such information. You acknowledge that you have complied and will continue to comply with this commitment, both as an employee and after the end of your employment. You also acknowledge your continuing obligations under the Company’s Code of Conduct.

(c)    You hereby confirm that you are aware and have been advised that federal securities laws prohibit any person who has material non-public information about a company from purchasing or selling securities of such company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities, and you will continue to be subject to the Company’s quarterly blackout calendar and pre-clearance policy until notified otherwise.

(d)    Without limitation of its rights at law or in equity, the Company reserves the right to suspend any payments to, vesting, benefits and other rights provided for under this Agreement if the Company has a commercially reasonable belief that you are in breach of any of your Post-Separation Covenants or Section 4 of this Agreement, or you are otherwise in breach of any representation, affirmation or acknowledgement made by you under this Agreement or the Release.

SECTION 5. Miscellaneous.
(a)    Modifications. This Agreement may not be modified or amended except in a writing signed by you and the Company. No term or condition of this Agreement will be deemed to have been waived except in writing by the party charged with such waiver. A waiver will operate only as to the specific term or condition waived and shall not constitute a waiver for the future or act as a waiver of anything other than that specifically waived.

(b)    Governing Law. This Agreement has been executed and delivered in the State of New Jersey and its validity, interpretation, performance and enforcement will be governed by the internal laws of the State of New Jersey without reference to its conflict of laws rules.

(c)    Arbitration.
(i)Any controversy, dispute or claim arising out of or relating to this Agreement or the breach of this Agreement which cannot be settled by mutual agreement of the parties hereto (other than with respect to the matters covered by Section 4 of this Agreement, for which the Company may, but shall not be required to, seek injunctive and/or other equitable relief in a judicial proceeding; in conjunction with the foregoing, you acknowledge that the damages resulting from any breach of any such matter or provision would be irreparable and agree that the Company has the right to apply to any court of competent jurisdiction for the issuance of a temporary restraining order to maintain the status quo pending the outcome of any proceeding) will be finally settled by binding arbitration in accordance with the Federal Arbitration Act (or if not applicable, the applicable state arbitration law) as follows: Any party who is aggrieved shall deliver a notice to the other party hereto setting forth the specific points in dispute. Any points remaining in dispute twenty (20) days after the giving of such notice may be submitted to arbitration in New Jersey, to the American Arbitration Association, before a single arbitrator appointed in accordance with the Employment Arbitration Rules of the American Arbitration Association, modified only as expressly provided in this Agreement. After the aforesaid twenty (20) days, either party hereto, upon ten (10) days’ notice to the other, may so submit the points in dispute to arbitration. The arbitrator may enter a default decision against any party who fails to participate in the arbitration proceedings.
(ii)The decision of the arbitrator on the points in dispute will be final, unappealable and binding, and judgment on the award may be entered in any court having jurisdiction thereof.
(iii)Except as otherwise provided in this Agreement, the arbitrator will be authorized to apportion his or her fees and expenses and the reasonable attorneys’ fees and expenses of any such party as the arbitrator deems appropriate. In the absence of any such apportionment, the fees and expenses of the arbitrator will be borne equally by each party, and each party will bear the fees and expenses of its own attorney.
(iv)The parties hereto agree that this Section 5(c) has been included to rapidly and inexpensively resolve any disputes between them with respect to this Agreement, and that this Section 5(c) will be grounds for dismissal of any court action commenced by either party hereto with respect to this Agreement, other than court actions commenced by the Company with respect to any matter covered by

Section 4 of this Agreement or any post-arbitration court actions seeking to enforce an arbitration award. In the event that any court determines that this arbitration procedure is not binding, or otherwise allows any litigation regarding a dispute, claim, or controversy covered by this Agreement to proceed, the parties hereto hereby waive any and all rights to a trial by jury in or with respect to such litigation.
(v)The parties will keep confidential, and will not disclose to any person, except to counsel, financial advisors or auditors for either of the parties and/or as may be required by law, the existence of the controversy hereunder, the referral of any such controversy to arbitration, or the status of resolution thereof. This Section 5(c) shall in all respects be subject to Paragraph 9 of the Release.

(d)    Survival. Notwithstanding the execution and delivery by the parties of this Agreement, all of your obligations, covenants and restrictions under your Noncompete Agreement, your Trade Secrets Agreement, your Grant Agreements, any confidentiality agreement, any non-disclosure agreement, and the Company’s Code of Conduct will survive and continue in full force and effect. This Section 5(d) shall in all respects be subject to Paragraph 9 of the Release.

(e)    Enforceability; Severability. It is the intention of the parties that the provisions of this Agreement shall be enforced to the fullest extent permissible under applicable law. All provisions of this Agreement are intended to be severable. In the event any provision or restriction contained in this Agreement is held to be invalid or unenforceable in any respect, in whole or in part, such finding will in no way affect the validity or enforceability of any other provision of this Agreement. The parties hereto further agree that any such invalid or unenforceable provision will be deemed modified so that it will be enforced to the greatest extent permissible under law, and to the extent that any court of competent jurisdiction determines any restrictions in this Agreement to be unenforceable in any respect, such court may limit this Agreement to render it enforceable in the light of the circumstances in which it was entered into and specifically enforce this Agreement to the fullest extent permissible.

(f)    Withholding. All payments and benefits payable pursuant to this Agreement will be subject to reduction by all applicable withholding, social security and other federal, state and local taxes and deductions.

(g)    Code Section 409A Compliance. It is intended that this Agreement and all rights hereunder comply with, or are exempt from, the provisions of Section 409A of the Internal Revenue Code of 1986, as amended, and all regulations, guidance and other interpretive authority issued thereunder (“Code Section 409A”) and this Agreement will be construed and applied in a manner consistent with this intent. Notwithstanding any other provision in this Agreement to the contrary, to the extent that the reimbursement of any expenses or the provision of any in-kind benefits under this Agreement is subject to Code Section 409A, reimbursement of any such expense shall be made by no later than December 31 of the year following the calendar year in which such expense is incurred. Each and every payment under this Agreement shall be treated as a separate payment under Treasury Regulation Section 1.409A-2(b)(2)(iii). Notwithstanding anything herein to the contrary, in no event whatsoever shall the Company or any of its affiliates be liable for any tax, additional tax, interest or penalty that may be imposed on the Executive pursuant to Code Section 409A or for any damages for failing to comply with Code Section 409A.

(h)    Notices. All notices or other communications hereunder shall not be binding on either party hereto unless in writing, and delivered to the other party thereto at the following address:
If to the Company:
AdvanSix Inc.
300 Kimball Drive, Suite 100
Parsippany, NJ 07054
Attn: General Counsel

If to you:
Siddharth Manjeshwar
Notices shall be deemed duly delivered upon hand delivery at the above address, or one day after deposit with a nationally recognized overnight delivery company, or three days after deposit thereof in the United States mails, postage prepaid, certified or registered mail. Any party may change its address for notice by delivery of written notice thereof in the manner provided.

(i)    Assignment. This Agreement is personal in nature to the Company and the rights and obligations of you under this Agreement will not be assigned or transferred by you. The Company may assign this Agreement to any successor to all or a portion of the business and/or assets of the Company, provided that the Company will require such successor to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

(j)    Jurisdiction. Subject to Section 5(c) of this Agreement, in any suit, action or proceeding seeking to enforce any provision of this Agreement, you hereby (a) irrevocably consent to the exclusive jurisdiction of any federal court located in the State of New Jersey or any of the state courts of the State of New Jersey; (b) waive, to the fullest extent permitted by applicable law, any objection which you may now or hereafter have to the laying of venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum; and (c) agree that process in any such suit, action or proceeding may be served on you anywhere in the world, whether within or without the jurisdiction of such court, and, without limiting the foregoing, irrevocably agrees that service of process on such party, in the same manner as provided for notices in Section 5(h) of this Agreement, shall be deemed effective service of process on such party in any such suit, action or proceeding. You and Company agree to waive any right to a jury in connection with any judicial proceeding.

(k)    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together will constitute one and the same document.

(l)    Headings. The headings in this Agreement are intended solely for convenience of reference and will be given no effect in the construction or interpretation of this Agreement.

(m)    Entire Agreement. This Agreement (including the Release to be executed and delivered by the Executive pursuant to Section 3 above) is entered into between you and the Company as of the date hereof and constitutes the entire understanding and agreement between the parties hereto and, other than as set forth in Section 5(d) of this Agreement, supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, concerning the subject matter hereof. All negotiations by the parties concerning the subject matter hereof are merged into this Agreement, and there are no representations, warranties, covenants, understandings or agreements, oral or otherwise, in relation thereto by the parties hereto other than those incorporated herein.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned parties have executed this Agreement as of the date first written above or as noted below.

ADVANSIX INC.
By: /s/ Erin N. Kane
Name: Erin N. Kane
Title: Chief Executive Officer

/s/ Siddharth Manjeshwar
Executive: Siddharth Manjeshwar
Date Signed: July 13, 2025
EXHIBIT A
EXECUTIVE GENERAL RELEASE

I, Siddharth Manjeshwar (“I” or “Executive”), on behalf of myself and my heirs, executors, administrators, successors and assigns, in consideration of my Employment Separation Agreement and General Release with AdvanSix Inc., a Delaware corporation (the “Company”), dated July 9, 2025 (the “Agreement”), to which this Executive General Release (this “Release”) is attached, do hereby knowingly and voluntarily release and forever discharge the Company, its predecessor companies, and each of its and their parent entities, affiliates and subsidiaries, and each of its and their past, present and future subsidiaries, affiliates, parent entities, divisions, joint ventures, directors, members, officers, executives, employees, agents, representatives, attorneys and stockholders, and any and all employee benefit plans maintained by any of the above entities and their respective plan administrators, committees, trustees and fiduciaries individually and in their representative capacities, and its and their respective predecessors, successors and assigns (both individually and in their representative capacities) (collectively, the “Released Parties” and each a “Released Party”), from any and all actions, causes of action, covenants, contracts, claims, cross-claims, counter-claims, charges, demands, suits, debts, controversies, losses and liabilities whatsoever, which I or my heirs, executors, administrators, successors or assigns ever had, now have or may have arising prior to or on the date upon which I execute this Release (“Claims”), including any Claims arising out of or relating in any way to my employment with the Company and any of the Released Parties and any of its or their affiliates through the date upon which I execute this Release or end my employment with the Company and its affiliates.
1.By signing this Release, I am providing a complete waiver of all Claims that may have arisen, whether known or unknown, up until and including the date upon which I execute this Release. This includes, but is not limited to Claims under or with respect to:

a.any and all matters arising out of my employment by the Company or any of the Released Parties through the date upon which I execute this Release and the cessation of said employment, and including, but not limited to, any alleged violation of the National Labor Relations Act (“NLRA”), any claims for discrimination of any kind under the Age Discrimination in Employment Act of 1967 (“ADEA”) as amended by the Older

Workers Benefit Protection Act (“OWBPA”), Title VII of the Civil Rights Act of 1964 (“Title VII”), Sections 1981 through 1988 of Title 42 of the United States Code, Executive Order 11246, the Equal Pay Act, the Employee Retirement Income Security Act of 1974 (“ERISA”) (except for vested benefits which are not affected by this agreement), the Americans With Disabilities Act of 1990, as amended (“ADA”), the Rehabilitation Act of 1973, the Fair Labor Standards Act (“FLSA”), the Fair Credit Reporting Act, the Occupational Safety and Health Act (“OSHA”), the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), the American Rescue Plan Act, the Federal Family and Medical Leave Act (“FMLA”), the Federal Worker Adjustment Retraining Notification Act (“WARN”), the Uniformed Services Employment and Reemployment Rights Act (“USERRA”);
b.the Genetic Information Nondiscrimination Act of 2008; the United States, Pennsylvania or New Jersey Constitutions; any Executive Order or other order derived from or based upon any federal regulations; and
c.the Pennsylvania Human Relations Act, the Pennsylvania Equal Pay Act, the Pennsylvania Minimum Wage Act, as amended, the Pennsylvania Wage Payment and Collection Law, the Philadelphia Promoting Healthy Families and Workplaces Ordinance, the Philadelphia Public Health Emergency Leave Ordinance, the Philadelphia Notification of Intention to Close or Relocate Operations Ordinance, the Philadelphia Fair Practices Ordinance, the Philadelphia Unlawful Credit Screening Practices in Employment Ordinance, the Philadelphia prohibition on Testing for Marijuana as a condition of Employment, the Philadelphia Fair Criminal Records Screening Standards Ordinance, the Philadelphia Entitlement to Leave Due to Domestic or Sexual Violence Ordinance, the Pennsylvania Statutory Provision Regarding Retaliation/Discrimination for Filing a Workers’ Compensation Claim;
d.The New Jersey Law Against Discrimination; the New Jersey Civil Rights Act; the New Jersey Family Leave Act as amended, including the New Jersey Security and Financial Empowerment Act, the New Jersey Family Leave Insurance law, the New Jersey Earned Sick Leave Law, the New Jersey Worker Freedom From Intimidation Act; the New Jersey State Wage and Hour Law (as amended), the New Jersey Minimum Wage Law (as amended), the New Jersey Wage Theft Act, the New Jersey Wage Payment Law,; the Millville Dallas Airmotive Plant Job Loss Notification Act; the New Jersey Conscientious Employee Protection Act; the New Jersey Equal Pay Law Act (as amended, including the Diane B. Allen Equal Pay Act); ), the New Jersey Occupational Safety and Health Law; the New Jersey Smokers’ Rights Law; the New Jersey Genetic Privacy Act; the New Jersey Fair Credit Reporting Act; the New Jersey Cannabis Regulatory, Enforcement Assistance and Marketplace Modernization Act the New Jersey Statutory Provision Regarding Retaliation/Discrimination for Filing a Workers’ Compensation Claim; New Jersey laws regarding Political Activities of Executives, Lie Detector Tests, Jury Duty, Employment Protection, and Discrimination; and
e.any other federal, state or local civil or human rights law, or any other alleged violation of any local, state or federal law, regulation or ordinance, and/or public policy, implied or express contract, fraud, negligence, estoppel, defamation, infliction of emotional distress or other tort or common-law claim having any bearing whatsoever on the terms and conditions and/or cessation of my employment with the Company or any of the Released Parties, including, but not limited to, all claims for any compensation including salary, back wages, front pay, bonuses or awards, incentive compensation, performance-based grants or awards, severance pay, vacation pay, stock grants, stock unit grants, stock options, or any other form of equity award, fringe benefits, disability benefits, severance benefits, reinstatement, retroactive seniority, pension benefits, contributions to 401(k) plans, or any other form of economic loss; all claims for personal injury, including but not limited to physical injury, mental anguish, emotional distress, pain and suffering, embarrassment, humiliation, damage to name or reputation, interest, liquidated damages, compensatory, exemplary, and punitive damages; and all claims for costs, expenses, and attorneys’ fees.
Executive further acknowledges that Executive later may discover facts different from or in addition to those Executive now knows or believes (or knows or believes upon execution of this Release) to be true regarding the matters released or described in this Release, and even so Executive agrees that the releases and agreements contained in this Release shall remain effective in all respects notwithstanding any later discovery of any different or additional facts.

Executive represents that Executive has made no assignment or transfer of any right or Claim released herein and further agrees that he is not aware of any such right or Claim.

This Release shall not, however, apply to any obligations of the Company under the terms and subject to the conditions expressly set forth in the Agreement (claims with respect thereto, collectively, “Excluded Claims”). Executive acknowledges and agrees that, except with respect to Excluded Claims, the Company and the Released Parties have fully satisfied any and all obligations whatsoever owed to Executive arising out of his employment with the Company or any of the Released Parties through the date upon which Executive executes this Release and the cessation of his employment with the Company or any of the Released Parties and that no further payments or benefits are owed to Executive by the Company or any of the Released Parties. This Paragraph 1 shall in all respects be subject to Paragraph 9 of this Release.

2.    Executive understands and agrees that he would not receive the payments and benefits specified in Section 2(b) of the Agreement, except for his execution of this Release and his satisfaction of his obligations contained in the Agreement and this Release, and that such consideration is greater than any amount to which he would otherwise be entitled. Nothing in this Release shall release or impair (x) any right that cannot be waived by private agreement under the law, including but not limited to, any claim for workers’ compensation or unemployment insurance benefits; (y) any vested rights under any pension or 401(k) plan; or (z) any right to enforce the Agreement or this Release.
3.    As of the date upon which Executive executes this Release, which shall be no earlier than the Separation Date, as defined in the Agreement, Executive acknowledges that he does not have any current charge, complaint, grievance or other proceeding against the Company or any of the Released Parties pending before any local, state or federal agency regarding his employment or separation from employment. This Paragraph 3 shall in all respects be subject to Paragraph 9 of this Release.

4.    The Company and Executive acknowledge that Executive cannot waive his right to file a charge, testify, assist, or participate in any manner in an investigation, hearing, or proceeding under the federal civil rights laws or federal whistleblower laws. Therefore, notwithstanding the provisions set forth herein, nothing contained in the Agreement or this Release is intended to nor shall it prohibit Executive from filing a charge with, or providing information to, the United States Equal Employment Opportunity Commission (“EEOC”), the National Labor Relations Board, the Securities and Exchange Commission, the Occupational Safety and Health Administration, or any other federal, state or local agency or from participating or cooperating in any investigation or proceeding conducted by these or other governmental agencies, including providing documents or other information, or from exercising his rights under Section Seven of the National Labor Relations Act to engage in joint activity with other employees, to the extent required or permitted by law. By signing this Release,

Executive is waiving rights to individual relief based on claims asserted in any such charge or complaint, or asserted by any third party on Executive’s behalf, except where such a waiver of individual relief is prohibited, and except for any right the Executive may have to receive a payment from any government agency, and not the Company or any Released Parties, for information provided to the government agency. Although the parties may have agreed to keep the settlement and underlying facts confidential, such a provision in an agreement is unenforceable against the employer if the employee publicly reveals sufficient details of the claim so that the employer is reasonably identifiable.

5.    As of the date upon which Executive executes this Release, Executive affirms that he has not knowingly provided, either directly or indirectly, any information or assistance to any party who may be considering or is taking legal action against the Company or any of the Released Parties with the purpose of assisting such person in connection with such legal action. Executive understands that if this Agreement and Release were not signed, he would have the right to voluntarily provide information or assistance to any party who may be considering or is taking legal action against the Company or any of the Released Parties. Executive hereby waives that right and agrees that he will not provide any such assistance other than the assistance in an investigation or proceeding conducted by the EEOC or other federal, state or local agency, or pursuant to a valid subpoena or court order. This Paragraph 5 shall in all respects be subject to Paragraph 9 of this Release.

6.    Executive agrees, in addition to obligations set forth in the Agreement, to cooperate with and make himself available to the Company or any of its successors (including any past or future subsidiary of the Company), Released Parties, or its or their General Counsel, as the Company may reasonably request, to assist in any matter, including giving truthful testimony in any litigation or potential litigation, over which Executive may have knowledge, information or expertise. Executive shall be reimbursed, to the extent permitted by law, any reasonable costs associated with such cooperation, provided those costs are pre-approved by the Company prior to Executive incurring them. Executive acknowledges that his agreement to this provision is a material inducement to the Company to enter into the Agreement and to pay the consideration described herein.

7.    As of the date upon which Executive executes this Release, Executive acknowledges and confirms that he has returned all Company property to the Company including, but not limited to, all Company confidential and proprietary information in his possession, regardless of the format and no matter where maintained. Executive also certifies that all electronic files residing or maintained on any personal computer devices (thumb drives, tablets, personal computers or otherwise) will be returned and no copies retained. Executive also has returned his identification card, and computer hardware and software, all paper or computer based files, business documents, and/or other business records or office documents, as well as all copies thereof, credit and procurement cards, keys and any other Company supplies or equipment in his possession. In addition, as of the date upon which Executive executes this Release, Executive confirms that there are no business related expenses for which he will seek personal reimbursement and any amounts he owes to the Company have been paid. This Paragraph 7 shall in all respects be subject to Paragraph 9 of this Release.

8.    Executive acknowledges and agrees that in the event Executive has been reimbursed for business expenses which were in fact personal expenses, Executive shall promptly pay any such amounts within seven (7) days after any request by the Company and, in addition, the Company has the right and is hereby authorized to deduct the amount of any unpaid charge card or credit card bill from the severance payments or otherwise suspend payments or other benefits in an amount equal to such expenses without being in breach of the Agreement.

9.    Except as otherwise set forth in Paragraph 4 of this Release and notwithstanding any provision to the contrary in this Release or in the Agreement, nothing contained in this Release or in the Agreement is intended to nor shall it limit or prohibit Executive, or waive any right on his part, to initiate or engage in communication with, respond to any inquiry from, otherwise provide information to or obtain any monetary recovery from, any federal or state regulatory, self-regulatory, or enforcement agency or authority, as provided for, protected under or warranted by applicable law, in all events without notice to or consent of the Company. Nothing in this Release or in the Agreement is intended to have the purpose or effect of concealing details relating to a claim of harassment, discrimination or retaliation. Executive understands that he will not be held criminally or civilly liable under any federal or state trade secret law for his disclosure of a trade secret that is made by Executive: (a) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (b) in a complaint or other document filed by the Executive in a lawsuit or other proceeding, on the condition that such filing is made under seal.

10.    Executive agrees that neither the Agreement nor this Release, nor the furnishing of the consideration for this Release, shall be deemed or construed at any time for any purpose as an admission by the Company or any of the Released Parties of any liability or unlawful conduct of any kind, which the Company and Released Parties deny.

11.    Executive acknowledges and agrees that all Released Parties are third-party beneficiaries of this Release and have the right to enforce this Release.

12.    No amendment to or waiver of this Release or any of its terms will be binding unless consented to in writing by the Executive and an authorized representative of the Company. No waiver by any Released Party of a breach of any provision of this Release, or of compliance with any condition or provision of this Release to be performed by the Executive, will operate or be construed as a waiver of any subsequent breach with respect to any other Released Party or any similar or dissimilar provision or condition at the same time or any subsequent time. The failure of any Released Party to take any action by reason of any breach will not deprive any other Released Party of the right to take action at any time.

13.    If any term or provision of this Release is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Release or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision of this Release is invalid, illegal or unenforceable, this Release shall be enforceable as closely as possible to its intent of providing the Released Parties with a full release of all legally releasable claims through the date upon which the Executive executes this Release.

14.    Executive understands that he has twenty-one (21) calendar days within which to consider this Release before signing it. The twenty-one (21) calendar day period shall begin on July 9, 2025, the day after it is presented to Executive. After signing this

Release, Executive may revoke his signature within seven (7) calendar days (“Revocation Period”). In order to revoke his signature, Executive must deliver written notification of that revocation marked “personal and confidential” to AdvanSix Inc., General Counsel, 300 Kimball Drive, Suite 100, Parsippany, NJ 07054. Notice of such revocation must be received within the Revocation Period. Executive understands that neither this Release nor the Agreement will become effective or enforceable until this Revocation Period has expired and there has been no revocation by Executive, and the other terms and conditions of this Release and the Agreement have been met by Executive to the Company’s satisfaction.

15.    The Company’s obligations set forth in Section 2(b) of the Agreement are expressly contingent upon Executive’s execution of this Release within twenty-one (21) days following July 9, 2025 and his non-revocation of his executed Release. If Executive does not execute this Release or if Executive revokes his executed Release, the Agreement and this Release shall remain in full force and effect, but neither the Company nor Executive shall have any rights or obligations under Section 2(b) of the Agreement. Provided that Executive does not revoke his executed Release, the release shall become effective on the eighth (8th) calendar day after the date on which Executive executes the signature page of this Release.

EXECUTIVE HAS READ AND FULLY CONSIDERED THIS RELEASE, HE UNDERSTANDS IT AND KNOWS HE IS GIVING UP IMPORTANT RIGHTS, AND IS DESIROUS OF EXECUTING AND DELIVERING THIS RELEASE. EXECUTIVE UNDERSTANDS THAT THIS DOCUMENT SETTLES, BARS AND WAIVES ANY AND ALL CLAIMS HE HAD OR MIGHT HAVE AGAINST THE COMPANY OR ANY OF THE RELEASED PARTIES AND THEIR AFFILIATES; AND HE ACKNOWLEDGES THAT HE IS NOT RELYING ON ANY OTHER REPRESENTATIONS, WRITTEN OR ORAL, NOT SET FORTH IN THIS RELEASE OR THE AGREEMENT. HAVING ELECTED TO EXECUTE THIS RELEASE, TO FULFILL THE PROMISES SET FORTH HEREIN AND IN THE AGREEMENT, AND TO RECEIVE THEREBY THE SUMS AND BENEFITS SET FORTH IN THE AGREEMENT, EXECUTIVE FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, EXECUTES AND DELIVERS THIS RELEASE.
EXECUTIVE HAS BEEN ADVISED OF HIS RIGHT TO CONSULT WITH HIS LEGAL COUNSEL PRIOR TO EXECUTING THIS RELEASE AND THE AGREEMENT.
IF THIS DOCUMENT IS RETURNED EARLIER THAN 21 DAYS, THEN EXECUTIVE ADDITIONALLY ACKNOWLEDGES AND WARRANTS THAT HE HAS VOLUNTARILY AND KNOWINGLY WAIVED THE 21-DAY REVIEW PERIOD, AND THIS DECISION TO ACCEPT A SHORTENED PERIOD OF TIME IS NOT INDUCED BY THE COMPANY THROUGH FRAUD, MISREPRESENTATION, A THREAT TO WITHDRAW OR ALTER THE OFFER PRIOR TO THE EXPIRATION OF THE 21 DAYS, OR BY PROVIDING DIFFERENT TERMS TO EXECUTIVE IF HE SIGNS THIS RELEASE PRIOR TO THE EXPIRATION OF SUCH TIME PERIOD.

THEREFORE, the Executive voluntarily and knowingly executes this Release as of the date set forth below.
/s/ Siddharth Manjeshwar
Siddharth Manjeshwar

Date Signed: July 13, 2025